As filed with the Securities and Exchange Commission on February 1, 2006

Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Thomas Weisel Partners Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	6211 (Primary Standard Industrial Classification Code Number)	20-3550472 (IRS Employer Identification Number)
One Montgomery Street
San Francisco, California 94104
(415) 364-2500
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s
Principal Executive Offices)

David A. Baylor
Thomas Weisel Partners Group, Inc.
One Montgomery Street
San Francisco, California 94104
(415) 364-2500
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Scott D. Miller Sullivan & Cromwell LLP 1870 Embarcadero Road Palo Alto, California 94303 (650) 461-5600	Jeffrey D. Saper Robert G. Day Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300
     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ File No. 333-129108
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each class of	Amount to be	Offering Price	Aggregate Offering	Amount of
Securities to be Registered	Registered (1) (2)	Per Share (3)	Price (1) (3)	Registration Fee
Common Stock, par value $0.01 per share	1,150,000 shares	$15.00	$17,250,000	$1845.75

(1)	Includes shares issuable upon exercise of the underwriters’ option to purchase additional shares of Common Stock.

(2)	The 1,150,000 shares being registered under this Registration Statement is in addition to the 5,750,000 shares registered pursuant to the Registration Statement on Form S-1 (File No. 333-129108).

(3)	Based on the public offering price.

     This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE
     Thomas Weisel Partners Group, Inc., a Delaware corporation (the “Company”), is filing this registration statement (the “Registration Statement”) with respect to the registration of an additional 1,150,000 shares of its common stock, par value $0.01 per share (“Common Stock”), pursuant to General Instruction V of Form S-1 and Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including 150,000 shares of its common stock subject to the underwriters’ option to purchase additional shares of Common Stock. This Registration Statement relates to the public offering of our common stock contemplated by the Registration Statement on Form S-1 (File No. 333-129108), as amended (the “Prior Registration Statement”), which was originally filed by the Company with the Securities and Exchange Commission (the “Commission”) on October 19, 2005 and declared effective by the Commission on February 1, 2006.
     The contents of the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference into this Registration Statement.
     The required opinions and consents are listed on the Index to Exhibits attached hereto and filed herewith.
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16. Exhibits and Financial Statement Schedules.
     All exhibits filed with or incorporated by reference in the Prior Registration Statement are incorporated by reference into, and shall be deemed to be a part of, this Registration Statement. In addition, the following exhibits are filed herewith:
          (a) The following exhibits are filed as part of this Registration Statement:

Exhibit
Number		Description
5.1	—	Opinion of Sullivan & Cromwell LLP
23.1	—	Consent of Sullivan & Cromwell LLP (Included in Exhibit 5.1)
23.2	—	Consent of Independent Registered Public Accounting Firm
24.1	—	Power of Attorney*

*	Previously filed in connection with the Registration Statement on Form S-1 (file No. 333-129108) and incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 1st day of February, 2006.

THOMAS WEISEL PARTNERS GROUP, INC.

By:	/s/ Thomas W. Weisel

Name: Thomas W. Weisel
Title: Chairman and Chief Executive Officer
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	Director, Chairman and Chief Executive Officer (principal executive officer)	February 1, 2006
Thomas W. Weisel

/s/ Robert K. West	Chief Financial Officer (principal financial and accounting officer)	February 1, 2006
Robert K. West

*	Director	February 1, 2006
B. Kipling Hagopian

*	Director	February 1, 2006
Timothy A. Koogle

*	Director	February 1, 2006
Michael G. McCaffery

By: /s/ Mark P. Fisher
Mark P. Fisher
Attorney-in-Fact

Exhibit
Number		Description
5.1	—	Opinion of Sullivan & Cromwell LLP
23.1	—	Consent of Sullivan & Cromwell LLP (Included in Exhibit 5.1)
23.2	—	Consent of Independent Registered Public Accounting Firm
24.1	—	Power of Attorney*

*	Previously filed in connection with the Registration Statement on Form S-1 (file No. 333-129108) and incorporated herein by reference.